Exhibit 28(n)
FUNDVANTAGE TRUST
Form of Multiple Class Plan Pursuant to Rule 18f-3
          This Form of Multiple Class Plan (the “Plan”) has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) by a majority of the Board of Trustees (the “Board”) of FundVantage Trust (the “Trust”), including a majority of those Trustees who are not “Interested persons” of the Trust as defined in the 1940 Act (the “Independent Trustees”), with respect to each series of the Trust listed in Appendix A attached hereto (each a “Fund” and, collectively, the “Funds”).
          The Plan, in accordance with Rule 18f-3 under the 1940 Act, (i) designates classes of shares of each Fund and (ii) sets forth the differences between the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Appendix A, as it may be amended from time to time, lists the Funds that operate under the Plan, and the classes of each such Fund. Appendix A also sets forth the actual sales charges, Rule 12b-1 distribution fees and shareholder service fees of each class of shares of each Fund. Additional details and restrictions regarding such fees and services are provided in each Fund’s prospectus and statement of additional information.
          The Trust’s Board, including a majority of the Independent Trustees, has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust, each Fund and each class of shares offered by a Fund.
I. Classes Offered. Each Fund’s shares may be divided into Institutional Class, Retail Class, Class A, Class C, Class D, Class I and Class R shares. Retail Class, Class A and Class C shares shall be available to all investors and will be sold by the Trust’s principal underwriter for the Funds (the “Distributor”) and by banks, securities brokers or dealers and other financial institutions that have entered into a selling agreement with the Distributor. Institutional Class and Class I shares will be available only to certain eligible investors as disclosed in each Fund’s prospectus.
     A. Retail Class Shares. Retail Class shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Retail Class shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Retail Class shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Retail Class shares.
     B. Institutional Class Shares. Institutional Class shares shall be offered at the net asset value per share. Institutional Class shares are not subject to Rule 12b-1 distribution fees or shareholder service fees.
     C. Class A Shares. Class A shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class A shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Class A shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class A shares.
          Class A shares purchased without an initial sales charge that are redeemed within 18 months from purchase may be subject to a contingent deferred sales charge (“CDSC”) as described in a Fund’s prospectus as from time to time in effect. Class A shares purchased with reinvested dividends or distributions are not subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in a Fund’s prospectus as from time to time in effect.
     D. Class C Shares. Class C shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution and service fees. The distribution plan for Class C shares allows for the payment of a distribution and service fee up to 0.75% of average daily net assets of the Class C shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class C shares and a shareholder servicing fee of 0.25% of average daily net assets for personal services and/or the maintenance of shareholder accounts of shareholders of Class C shares.
     E. Class D Shares.
          Class D shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class D shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Class D shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class D shares.
     F. Class I Shares. Class I shares shall be offered at the net asset value per share. Institutional Class shares are not subject to Rule 12b-1 distribution fees or shareholder service fees.
     G. Class R. Shares.
          Class R shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class R shares allows for the payment of a distribution fee up to 0.50% of average daily net assets of the Class R shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class R shares.
II. Expense Allocation. All expenses of each Fund shall be allocated among each of the Classes in accordance with Rule 18f-3 under the 1940 Act, except that the fees and expenses incurred by a Fund under a distribution plan or shareholder service plan for any class of shares shall be allocated to the class of shares subject to such plan and the following types of expenses specific to each class shall be allocated to such class:
1.	transfer agency and other record keeping costs;

2.	Securities and Exchange Commission and blue sky registration or qualification fees;

3.	printing and postage expenses related to printing, preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

4.	audit or accounting fees or expenses relating solely to such class;

5.	the expenses of administrative personnel and services as required to support the shareholders of such class;

6.	litigation or other legal expenses relating solely to such class;

7.	Trustees fees and expenses incurred as a result of issues relating solely to such class; and

8.	other expenses subsequently identified and determined to be properly allocated to such class.
III. Shareholder Services. Other than any shareholder services that may be provided under a shareholder service plan for the Funds, the services offered to shareholders of each class of shares shall be the same.
IV. Conversion Features. No shares of any class shall automatically convert to shares of another class.
V. Exchange Privileges. Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund (i.e., Institutional Class shares may be exchanged for Institutional Class shares of another Fund) at their relative net asset values as set forth in the prospectus of a Fund.
VI. Voting and other Rights. Each Class of shares shall have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligation as the other classes.
VII. Amendments to the Plan. The Plan may not be materially amended to change its provisions unless a majority of the Board of the Trust, including a majority of the Trustees who are not Interested persons of the Trust within the meaning of the 1940 Act, shall find that the Plan, as proposed and including the expense allocations, is in the best interest of each Class individually and the Fund as a whole.

FUNDVANTAGE TRUST
APPENDIX A
TO THE
FORM OF MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

		Maximum
		Contingent
		Deferred		Maximum
	Maximum Initial	Sales Charge	Maximum	Shareholder
Fund/Share Class	Sales Charge	(“CDSC”)	Rule 12b-1 Fees	Service Fees
1. MBIA High Yield Fund
Retail	None	None[1]	0.25%	None
Institutional	None	None[1]	None	None
2. MBIA Core Plus Fixed Income Fund
Retail	None	None[1]	0.25%	None
Institutional	None	None[1]	None	None
3. MBIA Multi-Sector Inflation Protection Fund
Retail	None	None[1]	0.25%	None
Institutional	None	None[1]	None	None
4. MBIA Municipal Bond Inflation Protection Fund
Retail	None	None[1]	0.25%	None
Institutional	None	None[1]	None	None
5. Lateef Fund
Class A	5.00%	None[2]	0.25%	None
Class C	None	None [2]	1.00%[3]	None
Class I	None	None[2]	None	None
6. Boston Advisors US Small Cap Equity Fund
Institutional	None	None[4]	None	None
7. Boston Advisors International Equity Fund
Institutional	None	None[4]	None	None
8. Corverus Strategic Equity Fund
Class A	5.75%	None[5]	0.25%	None
Class I	None	None[5]	None	None
9. WHV International Equity Fund
Class A	5.75%	None[6]	0.25%	None

[1]	Retail and Institutional Class shares of the MBIA High Yield Fund, the MBIA Core Plus Fixed Income Fund, the MBIA Multi-Sector Inflation Protection Fund and the MBIA Municipal Bond Inflation Protection Fund (the “MBIA Funds”) are subject to a redemption fee of 1.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 60 days of purchase. The fee is retained by the MBIA Funds and is withheld from redemption proceeds.

[2]	Class A shares purchased without an initial sales charge that are redeemed within 18 months from purchase are subject to a CDSC. Class A, C and I shares of the Lateef Fund also are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 120 days of purchase. The fee is retained by the Lateef Fund and is withheld from redemption proceeds.

[3]	Class C shares of the Lateef Fund are subject to a Rule 12b-1 fee of 0.75% and a shareholder servicing fee of 0.25%.

[4]	Institutional Class shares of the Boston Advisors US Small Cap Equity Fund and the Boston Advisors International Equity Fund (the “Boston Advisors Funds”) are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 60 days of purchase. The fee is retained by the Boston Advisors Funds and is withheld from redemption proceeds.

[5]	Class A and I shares of the Corverus Strategic Equity Fund are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within one (1) year of purchase. The fee is retained by the Corverus Strategic Equity Fund and is withheld from redemption proceeds.

[6]	Class A and I shares of the WHV International Equity Fund are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 60 days of purchase. The fee is retained by the WHV International Equity Fund and is withheld from redemption proceeds.

		Maximum
		Contingent
		Deferred		Maximum
	Maximum Initial	Sales Charge	Maximum	Shareholder
Fund/Share Class	Sales Charge	(“CDSC”)	Rule 12b-1 Fees	Service Fees
Class I	None	None[6]	None	None
10. Private Capital Management Value Fund
Class A	5.75%	1.00%[7]	0.25%	None
Class C	None	None[7]	1.00%[8]	None
Class I	None	None[7]	None	None
Class R	None	None[7]	0.50%	None
11. Estabrook Value Fund
Class A	5.75%	1.00%[9]	0.25%	None
Class C	None	None[9]	1.00%[10]	None
Class I	None	None[9]	None	None
Class R	None	None[9]	0.50%	None
12. Estabrook Investment Grade Fixed Income Fund
Class A	3.75%	1.00%[11]	0.25%	None
Class C	None	None[11]	1.00%[12]	None
Class I	None	None[11]	None	None
Class R	None	None[11]	0.50%	None
13. Olympia American Real Estate Fund
Class A	5.25%	1.00%[13]	0.25%	None
Class C	None	None[13]	1.00%[14]	None
Class D	None	None[13]	0.25%	None
Class I	None	None[13]	None	None
14. Polen Growth Fund
Retail Class	None	None[15]	0.25%	None
Institutional Class	None	None[15]	None	None

[7]	Class A shares purchased without an initial sales charge that are redeemed within 18 months from purchase are subject to a CDSC. Class A, C, I and R shares of the Private Capital Management Value Fund also are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 30 days of purchase. The fee is retained by the Private Capital Management Value Fund and is withheld from redemption proceeds.

[8]	Class C shares of the Private Capital Management Value Fund are subject to a Rule 12b-1 fee of 0.75% and a shareholder servicing fee of 0.25%.

[9]	Class A shares purchased without an initial sales charge that are redeemed within 18 months from purchase are subject to a CDSC. Class A, C, I and R shares of the Estabrook Value Fund also are subject to a redemption fee of 1.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 90 days of purchase. The fee is retained by the Estabrook Value Fund and is withheld from redemption proceeds.

[10]	Class C shares of the Estabrook Value Fund are subject to a Rule 12b-1 fee of 0.75% and a shareholder servicing fee of 0.25%.

[11]	Class A shares purchased without an initial sales charge that are redeemed within 18 months from purchase are subject to a CDSC. Class A, C, I and R shares of the Estabrook Investment Grade Fixed Income Fund also are subject to a redemption fee of 1.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 90 days of purchase. The fee is retained by the Estabrook Investment Grade Fixed Income Fund and is withheld from redemption proceeds

[12]	Class C shares of the Estabrook Investment Grade Fixed Income Fund are subject to a Rule 12b-1 fee of 0.75% and a shareholder servicing fee of 0.25%.

[13]	Class A shares purchased without an initial sales charge that are redeemed within 18 months from purchase are subject to a CDSC. Class A, C, D and I shares of the Olympia American Real Estate Fund also are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 60 days of purchase. The fee is retained by the Olympia American Real Estate Fund and is withheld from redemption proceeds.

[14]	Class C shares of Olympia American Real Estate Fund are subject to a Rule 12b-1 fee of 0.75% and a shareholder servicing fee of 0.25%.

[15]	Retail and Institutional Class shares of the Polen Growth Fund are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 60 days of purchase. The fee is retained by the Polen Growth Fund and is withheld from redemption proceeds.